Exhibit 99.1

Envestnet Reports Second Quarter 2014 Financial Results

Chicago, IL — August 6, 2014 — Envestnet (NYSE: ENV), a leading provider of unified wealth management technology and services to financial advisors, today reported financial results for its second quarter ended June 30, 2014.

Key Financial Metrics	Three Months Ended June 30,		%	Six Months Ended June 30,		%
(in millions except per share data)	2014	2013	Change	2014	2013	Change

Adjusted Revenues(1)	$84.8	$51.7	64%	$163.4	$98.4	66%
Adjusted EBITDA(1)	$12.8	$9.3	38%	$24.6	$17.5	40%
Adjusted Net Income per Share(1)	$0.18	$0.13	38%	$0.35	$0.25	40%

Financial Results for the Second Quarter of 2014 Compared to the Second Quarter of 2013:

•                  Adjusted Revenues(1) increased 64% to $84.8 million for the second quarter of 2014 from $51.7 million for the second quarter of 2013.

•                  Revenues from assets under management (AUM) or assets under administration (AUA) increased 72% to $70.7 million for the second quarter of 2014 from $41.2 million for the second quarter of 2013; total revenues, which include licensing and professional services fees, increased 64% to $84.8 million for the second quarter of 2014 from $51.6 million for the second quarter of 2013.

•                  Adjusted EBITDA(1) increased 38% to $12.8 million for the second quarter of 2014 compared to $9.3 million for the second quarter of 2013.

•                  Adjusted Net Income(1) was $6.6 million, or $0.18 per diluted share, for the second quarter of 2014 compared to $4.5 million, or $0.13 per diluted share, for the second quarter of 2013.

•                  Net income attributable to Envestnet, Inc. was $3.7 million, or $0.10 per diluted share, for the second quarter of 2014 compared to $1.1 million, or $0.03 per diluted share, for the second quarter of 2013.

“Envestnet empowers advisors to achieve better portfolio outcomes for their clients and to reach higher standards in the management of their practices,” said Jud Bergman, Chairman and CEO.

“Our second quarter results reflect growing adoption from advisors and enterprise firms. We believe Envestnet remains well positioned to deliver meaningful organic growth, in 2014 and beyond, and to accelerate that growth through disciplined strategic activity, such as the recently announced Placemark acquisition,” concluded Mr. Bergman.

Key Operating Metrics (AUM/A Only) as of and for the Quarter Ended June 30, 2014:

•                  Assets: $209.8 billion, up 69% from June 30, 2013

•                  Accounts: 836,253, up 53% from June 30, 2013

•                  Advisors: 24,945, up 37% from June 30, 2013

•                  Gross sales: $18.5 billion, resulting in net flows of $7.3 billion

The following table summarizes the changes in AUM and AUA for the quarter ended June 30, 2014:

In Millions Except Accounts	3/31/14	Gross Sales	Redemp- tions	Net Flows	Market Impact	6/30/14

Assets under Management (AUM)	$49,383	$4,949	$(2,789)	$2,160	$1,520	$53,063
Assets under Administration (AUA)	146,748	13,581	(8,485)	5,096	4,879	156,723
Total AUM/A	$196,131	$18,530	$(11,274)	$7,256	$6,399	$209,786
Fee-Based Accounts	792,591	75,442	(31,780)	43,662		836,253

During the second quarter, the Company added $2.0 billion of conversions included in the above AUM/A gross sales figures, and an additional $19.3 billion of conversions in Licensing.

Review of Second Quarter 2014 Financial Results

Adjusted revenues increased 64% to $84.8 million for the second quarter of 2014 from $51.7 million for the second quarter of 2013. The increase was primarily due to a 72% increase in revenues from AUM or AUA to $70.7 million from $41.2 million in the prior year period. Revenue from Prudential’s Wealth Management Solutions (“WMS”) business, acquired by the Company in July 2013, is included for the entire second quarter of 2014.

Total operating expenses increased 62% to $80.7 million in the second quarter of 2014 from $49.9 million in the second quarter of 2013. Cost of revenues increased 93% to $38.0 million in the second quarter of 2014 from $19.6 million in the second quarter of 2013 due to the increase in revenue from AUM or AUA, additional costs attributable to WMS revenues, which have a higher cost profile than the Company’s non-WMS business, and costs incurred related to our annual Advisor Summit. Compensation and benefits increased 46% to $25.2 million in the second quarter of 2014 from $17.2 million in the prior year period, primarily due to WMS, as well as higher non-cash compensation expense. General and administration expenses increased 30% to $12.9 million in the second quarter of 2014 from $10.0 million in the prior year period, primarily due to WMS.

Income from operations was $4.2 million for the second quarter of 2014 compared to $1.8 million for the second quarter of 2013. Net income attributable to Envestnet, Inc. was $3.7 million, or $0.10 per diluted share, for the second quarter of 2014 compared to $1.1 million, or $0.03 per diluted share, for the second quarter of 2013. Adjusted EBITDA(1) in the second quarter of 2014 was $12.8 million, compared to $9.3 million in the prior year period. Adjusted Net Income(1) was $6.6 million, compared to $4.5 million in the second quarter of 2013. Adjusted Net Income Per Share(1) was $0.18, compared to $0.13 in the second quarter of 2013.

At June 30, 2014, the Company had $64.5 million in cash and cash equivalents with no debt.

Conference Call

The Company will host a conference call to discuss second quarter 2014 financial results today at 5:00 p.m. ET. The live webcast can be accessed from the Company’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (800) 347-6311, or for international callers (719) 325-2209. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 1052509.  The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE:ENV) is a leading provider of unified wealth management technology and services to investment advisors. Its open-architecture platforms unify and fortify the wealth management process, delivering unparalleled flexibility, accuracy, performance and value. Envestnet solutions enable the transformation of wealth management into a transparent, independent, objective and fully-aligned standard of care, and empower advisors to deliver better results.

Envestnet’s Advisor Suite® software empowers financial advisors to better manage client outcomes and strengthen their practice. Envestnet provides institutional-quality research and advanced portfolio solutions through its Portfolio Management Consultants group, Envestnet | PMC®. Envestnet | TamaracTM provides leading rebalancing, reporting and practice management software. For more information on Envestnet, please visit www.envestnet.com.

(1) Non-GAAP Financial Measures

“Adjusted revenues” exclude the effect of purchase accounting on the fair value of acquired deferred revenue.  Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired.  Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities.

“Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, imputed interest on contingent consideration, income tax provision, depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, re-audit related expenses, severance, fair market value adjustment on contingent consideration, litigation related expense and pre-tax loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, imputed interest on contingent consideration, non-cash compensation expense, restructuring charges and transaction costs, re-audit related expenses, severance, fair market value adjustment on contingent consideration, amortization of acquired intangibles, litigation related expense and net loss attributable to non-controlling interest. Reconciling items are tax effected using the income tax rates noted in the reconciliation table found in this release.

“Adjusted net income per share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures at the end of this press release. These measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with United States generally accepted accounting principles (GAAP).

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic conditions, changes to the Company’s previously reported financial information as a result of political and regulatory conditions, as well as management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of August 6, 2014 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts

Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$64,464	$49,942
Fees and other receivables, net	24,857	19,848
Deferred tax assets, net	2,462	2,462
Prepaid expenses and other current assets	4,700	7,155
Total current assets	96,483	79,407

Property and equipment, net	14,565	12,766
Internally developed software, net	6,394	5,740
Intangible assets, net	31,398	35,698
Goodwill	74,868	74,335
Deferred tax assets, net	8,367	8,367
Other non-current assets	5,110	4,929
Total assets	$237,185	$221,242

Liabilities and Equity
Current liabilities:
Accrued expenses	$33,683	$35,242
Accounts payable	6,728	5,528
Contingent consideration	6,000	6,008
Deferred revenue	6,566	6,245
Total current liabilities	52,977	53,023

Contingent consideration	11,389	11,297
Deferred revenue	3,017	1,148
Deferred rent	2,575	2,051
Lease incentive	4,146	3,547
Other non-current liabilities	2,548	2,404
Total liabilities	76,652	73,470

Equity:
Stockholders’ equity	159,977	147,772
Non-controlling interest	556	—
Total liabilities and equity	$237,185	$221,242

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues:
Assets under management or administration	$70,727	$41,234	$137,808	$77,570
Licensing and professional services	14,102	10,398	25,560	20,687
Total revenues	84,829	51,632	163,368	98,257

Operating expenses:
Cost of revenues	37,955	19,638	72,392	36,446
Compensation and benefits	25,157	17,194	48,616	34,412
General and administration	12,936	9,962	25,086	18,855
Depreciation and amortization	4,615	3,081	9,037	6,199
Total operating expenses	80,663	49,875	155,131	95,912

Income from operations	4,166	1,757	8,237	2,345
Other income	1,839	186	1,920	191
Income before income tax provision	6,005	1,943	10,157	2,536

Income tax provision	2,355	825	3,639	877

Net income	3,650	1,118	6,518	1,659

Add: Net loss attributable to non-controlling interest	69	—	195	—
Net income attributable to Envestnet, Inc.	$3,719	$1,118	$6,713	$1,659

Net income per share attributable to Envestnet, Inc.:
Basic	$0.11	$0.03	$0.20	$0.05

Diluted	$0.10	$0.03	$0.18	$0.05

Weighted average common shares outstanding:
Basic	34,547,277	32,661,196	34,332,759	32,518,943

Diluted	36,805,758	35,164,106	36,726,121	34,760,568

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2014	2013

OPERATING ACTIVITIES:
Net income	$6,518	$1,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,037	6,199
Deferred rent and lease incentive	1,123	(48)
Provision for doubtful accounts	—	60
Deferred income taxes	—	(1,094)
Stock-based compensation	5,767	4,266
Excess tax benefits from stock-based compensation	—	(1,047)
Imputed interest expense	824	—
Fair market value adjustment to contingent consideration	(460)	—
Changes in operating assets and liabilities:
Fees and other receivables, net	(5,009)	(3,672)
Prepaid expenses and other current assets	2,455	(672)
Other non-current assets	(1,136)	(568)
Accrued expenses	(1,559)	3,490
Accounts payable	1,200	1,489
Deferred revenue	2,190	80
Other non-current liabilities	144	25
Net cash provided by operating activities	21,094	10,167

INVESTING ACTIVITIES:
Purchases of property and equipment	(4,841)	(1,638)
Capitalization of internally developed software	(1,651)	(1,503)
Net cash used in investing activities	(6,492)	(3,141)

FINANCING ACTIVITIES:
Proceeds from exercise of warrants	—	4
Proceeds from exercise of stock options	1,615	2,204
Issuance of restricted stock	—	1
Purchase of treasury stock for stock-based minimum tax withholdings	(1,695)	(586)
Excess tax benefits from stock-based compensation	—	1,047
Net cash (used in) provided by financing activities	(80)	2,670

INCREASE IN CASH AND CASH EQUIVALENTS	14,522	9,696

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	49,942	29,983

CASH AND CASH EQUIVALENTS, END OF PERIOD	$64,464	$39,679

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues	$84,829	$51,632	$163,368	$98,257
Deferred revenue fair value adjustment	—	23	—	160
Adjusted revenues	$84,829	$51,655	$163,368	$98,417

Net income	$3,650	$1,118	$6,518	$1,659
Add (deduct):
Deferred revenue fair value adjustment	—	23	—	160
Interest income	(14)	(4)	(95)	(9)
Imputed interest expense on contingent consideration	412	—	824	—
Fair market value adjustment on contingent consideration	(460)	—	(460)	—
Income tax provision	2,355	825	3,639	877
Depreciation and amortization	4,615	3,081	9,037	6,199
Non-cash compensation expense	3,199	1,960	5,767	4,447
Restructuring charges and transaction costs	583	704	687	1,054
Re-audit related expenses	—	1,554	—	2,887
Severance	—	44	4	232
Litigation related expense	17	—	17	7
Other income	(1,825)	—	(1,825)	—
Pre-tax loss attributable to non-controlling interest	296	—	486	—
Adjusted EBITDA	$12,828	$9,305	$24,599	$17,513

Net income	$3,650	$1,118	$6,518	$1,659
Add (deduct):
Deferred revenue fair value adjustment	—	13	—	93
Imputed interest expense on contingent consideration	247	—	494	—
Fair market value adjustment on contingent consideration	(276)	—	(276)	—
Non-cash compensation expense	1,920	1,137	3,461	2,579
Restructuring charges and transaction costs	451	408	513	611
Re-audit related expenses	—	901	—	1,674
Severance	—	26	2	135
Amortization of acquired intangibles	1,532	910	2,998	1,829
Litigation related expense	10	—	10	4
Other income	(1,095)	—	(1,095)	—
Net loss attributable to non-controlling interest	177	—	292	—
Adjusted net income	$6,616	$4,513	$12,917	$8,584

Diluted number of weighted-average shares outstanding	36,805,758	35,164,106	36,726,121	34,760,568

Adjusted net income per share - diluted	$0.18	$0.13	$0.35	$0.25

Note:    Adjustments, excluding non-deductible transaction costs, are tax effected using an income tax rate of 40.0% and 42.0% for 2014 and 2013, respectively.  Pre-tax loss attributable to non-controlling interest assumes losses are allocated to Envestnet Retirement Solutions, LLC members pro-rata based on ownership percentage.

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except accounts and advisors)

(Unaudited)

	As of
	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014

Platform Assets
Assets Under Management (AUM)	$38,705	$41,932	$45,706	$49,383	$53,063
Assets Under Administration (AUA)	85,601	118,228	132,215	146,748	156,723
Subtotal AUM/A	124,306	160,160	177,921	196,131	209,786
Licensing	302,604	326,567	358,919	376,341	412,141
Total Platform Assets	$426,910	$486,727	$536,840	$572,472	$621,927

Platform Accounts
AUM	190,883	200,648	211,039	226,452	239,367
AUA	357,283	456,461	524,806	566,139	596,886
Subtotal AUM/A	548,166	657,109	735,845	792,591	836,253
Licensing	1,365,773	1,425,102	1,508,254	1,559,188	1,659,313
Total Platform Accounts	1,913,939	2,082,211	2,244,099	2,351,779	2,495,566

Advisors
AUM/A	18,154	21,759	22,838	24,369	24,945
Licensing	7,261	7,511	7,794	8,025	8,583
Total Advisors	25,415	29,270	30,632	32,394	33,528

Note:                  AUM/A metrics include WMS, which added approximately $25 billion in assets, 86,000 accounts and 3,100 advisors as of July 1, 2013.